Exhibit 99.2

FOR IMMEDIATE RELEASE

FUBO’S NORTH AMERICAN BUSINESS CLOSED Q4 2023

WITH RECORD 1.618 MILLION PAID SUBSCRIBERS, 29% YEAR-OVER-YEAR REVENUE GROWTH; EXCEEDED GUIDANCE ACROSS KEY PERFORMANCE METRICS

NEW YORK – MARCH 1, 2024 – FuboTV Inc. (d/b/a/ Fubo) (NYSE: FUBO), the leading sports-first live TV streaming platform, today announced its financial results for the fourth quarter and full year ended December 31, 2023.

The Company exceeded guidance across key financial and operating metrics in North America, posting double digit year-over-year (YoY) revenue and subscriber growth during the fourth quarter. Fubo ended the quarter with 1.618 million paid subscribers, up 12% YoY, and $402 million in total revenue, up 29% YoY. Ad revenue in the quarter also increased double digits, closing at $38.6 million, up 15% YoY. Furthermore, ad revenue grew 14% for the full year 2023, totaling $114 million, despite an overall challenged ad market in 2023. Additionally, Fubo achieved an all-time high $86.65 average revenue per user (ARPU), up 15% YoY, and 10% gross margin, representing an 888 basis points (bps) YoY improvement.

In the Rest of World (ROW), Fubo delivered $8.4 million total revenue, up 18% year-over-year, and 406,000 paid subscribers, down 3% year-over-year, during the quarter. ARPU was $6.81, up 12% YoY. ROW includes the results of Molotov, the French live TV streaming service acquired by Fubo in December 2021.

During the quarter, Fubo achieved YoY improvement in net loss of $25 million and a $19 million improvement in net cash used in operating activities. Fubo also achieved a $15 million improvement in Free Cash Flow and a $25 million improvement in Adjusted EBITDA (AEBITDA), when compared to the fourth quarter of 2022. These improvements were a result of the Company’s ongoing efforts to drive operating leverage across the business, and represent the fourth consecutive quarter of YoY improvements in these metrics.

Fubo continued to maintain a strong balance sheet and healthy liquidity position, ending the quarter with $251 million in cash, cash equivalents and restricted cash. Fubo believes it has sufficient liquidity to fund its current operating plan and the momentum necessary to reach its 2025 positive cash flow goal.

Guidance

North America

For the first quarter 2024, Fubo is forecasting 1.415 million-1.435 million paid subscribers, representing 11% YoY growth at the midpoint, and $365 million-$375 million total revenue, representing 17% YoY growth at the midpoint.

For the full year 2024, Fubo is guiding to 1.665 million-1.685 million paid subscribers, representing 4% YoY growth at the midpoint, and $1.505 billion-$1.525 billion total revenue, representing 13% YoY growth at the midpoint.

Fubo’s projection of revenue growth outpacing subscriber growth reflects the Company’s continued expectation of ARPU expansion as the result of improved unit economics and margin gains. Subscriber growth reflects conservatism in the Company’s outlook and, in particular, exposure to potential industry volatility, as well as Fubo’s intention to maintain discipline in subscriber acquisition costs relative to monetization.

ROW

For the first quarter 2024, the Company is forecasting 380,000-385,000 paid subscribers, representing 1% YoY growth at the midpoint, and $6.6 million-$8.6 million total revenue, representing a -2% YoY decline at the midpoint.

For the full year 2024, Fubo is guiding to 390,000-410,000 paid subscribers, representing a -2% YoY decline at the midpoint, and $31 million-$35 million total revenue, representing 2% YoY growth at the midpoint.

Complete fourth quarter and full year 2023 results are detailed in Fubo’s shareholder letter available on the company’s IR site.

“The fourth quarter capped a great year for Fubo, as we again exceeded guidance across key financial and operational metrics,” said David Gandler, co-founder and CEO, Fubo. “Our strong results in North America included 12% year-over-year growth in subscribers, 29% year-over-year revenue growth and a record $86.65 average revenue per user (ARPU). The quarter also marked a healthy year-over-year improvement in profitability and cash usage, reflecting the success of our continuing initiatives focused on adding efficiency across our operations. We remain confident in achieving our 2025 positive cash flow goal.”

Gandler continued: “The results for the fourth quarter and full year 2023 demonstrate that Fubo continues to execute on our long-term strategy and that we are well positioned to capitalize on our aggregated and curated sports-centric entertainment offering, leveraging the evolving trends across the media and consumer landscape. These results are especially impressive given the years-long challenges Fubo has faced as a result of what we believe have been anticompetitive practices by The Walt Disney Company, FOX Corp. and Warner Bros. Discovery. As evident in the antitrust lawsuit we filed against these parties last month, their proposed sports streaming joint venture is only the latest example of the pernicious practices they have inflicted to suppress our business and harm consumers. We are asking for an opportunity to compete fairly as a business, and to offer consumers a streaming option that gives them the channels they want, and at a fair price. Going forward, despite these challenges, consumers should still expect a compelling sports-centric entertainment offering, and investors should expect Fubo to continue to execute well against our stated business objectives.”

“Fubo enters 2024 with good momentum and with meaningful improvements across just about every facet of our business, reaffirming our confidence in our 2025 positive cash flow goal,” said Edgar Bronfman Jr., executive chairman, Fubo. “We expect both top-line growth across revenue and subscribers as well as further leverage in our expenses. Fubo continues to execute on our long-term strategy to provide an aggregated and curated sports-centric entertainment offering to our customers. We believe that a sports-first live TV streaming experience should benefit all market participants, and we strive to be champions of the consumer on this front.”

Live Webcast

CEO, Gandler and CFO, John Janedis will host a live conference call today at 8:30 a.m. ET to deliver brief remarks followed by Q&A. The live webcast will be available on the Events & Presentations page of Fubo’s investor relations website. An archived replay will be available on Fubo’s website following the call. Participants should join the call 10 minutes in advance to ensure that they are connected prior to the event.

About Fubo

With a global mission to aggregate the best in TV, including premium sports, news and entertainment content, through a single app, FuboTV Inc. (d/b/a Fubo) (NYSE: FUBO) aims to transcend the industry’s current TV model. The company operates Fubo in the U.S., Canada and Spain and Molotov in France.

In the U.S., Fubo is a sports-first cable TV replacement product that aggregates more than 300 live sports, news and entertainment networks and is the only live TV streaming platform with every Nielsen-rated sports channel (source: Nielsen Total Viewers, 2023). Leveraging Fubo’s proprietary data and technology platform optimized for live TV and sports viewership, subscribers can engage with the content they are watching through an intuitive and personalized streaming experience. Fubo has continuously pushed the boundaries of live TV streaming. It was the first virtual MVPD to launch 4K streaming and MultiView, which it did years ahead of its peers, as well as Instant Headlines, a first-of-its-kind AI feature that generates contextual news topics as they are reported live on air.

Learn more at https://fubo.tv

Basis of Presentation – Continuing Operations

In connection with the dissolution of Fubo Gaming, Inc. and termination of Fubo Sportsbook, the assets and liabilities and the operations of our former wagering reportable segment are presented as discontinued operations in our consolidated financial statements. With respect to our continuing operations, we operate as a single reportable segment. Financial information presented in this release reflects Fubo’s results on a continuing operations basis, which excludes our former wagering reportable segment.

Key Performance Metrics and Non-GAAP Measures

Paid Subscribers

We believe the number of paid subscribers is a relevant measure to gauge the size of our user base. Paid subscribers (“subscribers”) are total subscribers that have completed registration with Fubo, have activated a payment method (only reflects one paying user per plan), from which Fubo has collected payment in the month ending the relevant period. Users who are on a free (trial) period are not included in this metric.

Average Revenue per User (ARPU)

Beginning in the third quarter of 2022, Average Revenue Per User (ARPU) is calculated using GAAP Subscription revenue and GAAP Advertising revenue. Previously, ARPU was calculated using Platform Bookings, which consisted of GAAP Subscription revenue and GAAP Advertising revenue, adjusted for deferred revenue.

We believe ARPU provides useful information for investors to gauge the revenue generated per subscriber on a monthly basis. ARPU, with respect to a given period, is defined as total Subscription revenue and Advertising revenue recognized in such period, divided by the average daily paid subscribers in such period, divided by the number of months in such period. Advertising revenue, like Subscription revenue, is primarily driven by the number of subscribers to our platform and per-subscriber viewership such as the type of, and duration of, content watched on platform. We believe ARPU is an important metric for both management and investors to evaluate the Company’s core operating performance and measure our subscriber monetization, as well as evaluate unit economics, payback on subscriber acquisition cost and lifetime value per subscriber. In addition, we believe that presenting a geographic breakdown for North America ARPU and ROW ARPU allows for a more meaningful assessment of the business because of the significant differences in both Subscription revenue and Advertising revenue generated on a per subscriber basis in North America when compared to ROW due to our current subscription pricing models and advertising monetization in the two geographic regions.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as Net Loss from Continuing Operations, adjusted for depreciation and amortization, stock-based compensation, income tax benefit, other expenses, and one-time non-cash expenses.

Gross Profit and Gross Margin (GAAP)

Gross Profit is defined as Revenue less Subscriber related expenses and Broadcasting and transmission. Gross Margin is defined as Gross Profit divided by Revenue. We believe these measures are useful because they represent key profitability metrics for our business and are used by management to evaluate the performance of our business, including measuring the cost to deliver our product to subscribers against revenue.

Free Cash Flow

Free Cash Flow is a non-GAAP measure defined as net cash used in operating activities - continuing operations, reduced by capital expenditures (consisting of purchases of property and equipment), purchases of intangible assets and capitalization of internal use software. We believe Free Cash Flow is an important liquidity measure of the cash that is available for operational expenses, investments in our business, strategic acquisitions, and for certain other activities such as repaying debt obligations and stock repurchases. Free Cash Flow is a key financial indicator used by management. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. The use of Free Cash Flow as an analytical tool has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Because of these limitations, Free Cash Flow should be considered along with other operating and financial performance measures presented in accordance with GAAP..

Reconciliation of Key Performance Metrics and Non-GAAP Financial Measures

Certain measures used in this release, including Adjusted EBITDA and Free Cash Flow, are non-GAAP financial measures. We believe these are useful financial measures for investors as they are supplemental measures used by management in evaluating our core operating performance. Our non-GAAP financial measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures are not a substitute for GAAP financial measures. Second, these non-GAAP financial measures may not provide information directly comparable to measures provided by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently.

The following tables include reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures. The tables also include reconciliations of GAAP Subscription revenue and GAAP Advertising revenue to North America ARPU and ROW ARPU, respectively, each of which is a key performance metric.

fuboTV Inc.

Reconciliation of GAAP Subscription and Advertising Revenue to North America ARPU

(in thousands, except average subscribers and average per user amounts)

Year-over-Year Comparison

	Three Months Ended
	December 31, 2023	December 31, 2022
	As-Reported	As-Reported
Subscription Revenue (GAAP)	$370,087	$284,864
Advertising Revenue (GAAP)	38,987	33,853
Subtract:
ROW Subscription Revenue	(8,042)	(6,892)
ROW Advertising Revenue	(382)	(277)
Total	400,650	311,548
Divide:
Average Subscribers (North America)	1,541,290	1,380,956
Months in Period	3	3
North America Monthly Average Revenue per User (NA ARPU)	$86.65	$75.20

fuboTV Inc.

Reconciliation of Net Loss from Continuing Operations to Non-GAAP Adjusted EBITDA

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	December 31, 2023	December 31, 2022
	As-Reported	As-Reported
Reconciliation of Net Loss from Continuing Operations to Adjusted EBITDA
Net loss from continuing operations	$(71,042)	$(95,915)
Depreciation and amortization	9,638	8,557
Stock-based compensation	11,764	9,913
Other income (expense)	(654)	2,530
Income tax benefit	(397)	(516)
Adjusted EBITDA	(50,691)	(75,431)

Adjusted EBITDA	(50,691)	(75,431)
Divide:
Revenue	410,181	319,315
Adjusted EBITDA Margin	-12.4%	-23.6%

fuboTV Inc.

Reconciliation of Net Cash Used in Operating Activities - Continuing Operations to Free Cash Flow

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	December 31, 2023	December 31, 2022
	As-Reported	As-Reported
Net cash used in operating activities - continuing operations	$(57)	$(19,118)
Subtract:
Purchases of property and equipment	(696)	(99)
Capitalization of internal use software	(4,407)	(1,338)
Purchase of intangible assets	(693)	-
Free Cash Flow	(5,853)	(20,555)

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of FuboTV Inc. (“Fubo”) that involve substantial risks and uncertainties. All statements contained in this press release that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy and plans, industry trends, anticompetitive practices among our competitors and our response plan, our anticipated cash requirements, our financial condition, our anticipated financial performance, including quarterly and annual guidance and our expectations regarding profitability and becoming cash flow positive in 2025. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Fubo makes due to a number of important factors, including but not limited to the following: our ability to achieve or maintain profitability; risks related to our access to capital and fundraising prospects to fund our financial operations and support our planned business growth; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to effectively manage our growth; the long-term nature of our content commitments; our ability to renew our long-term content contracts on sufficiently favorable terms; our ability to attract and retain subscribers; obligations imposed on us through our agreements with certain distribution partners; we may not be able to license streaming content or other rights on acceptable terms; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to the difficulty in measuring key metrics related to our business; risks related to preparing and forecasting our financial results; risks related to the highly competitive nature of our industry; risks related to our technology, as well as cybersecurity and data privacy-related risks; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed with the Securities and Exchange Commission (“SEC”), our Annual Report on Form 10-K for the year ended December 31, 2023 to be filed with the SEC, and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this press release represent Fubo’s views as of the date of this press release. Fubo anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing Fubo’s views as of any date subsequent to the date of this press release.

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Investor Contacts

Alison Sternberg, Fubo

asternberg@fubo.tv

JCIR for Fubo

ir@fubo.tv

Media Contacts

Jennifer L. Press, Fubo

jpress@fubo.tv

Bianca Illion, Fubo

billion@fubo.tv